AMENDED AND
                                                                        RESTATED
                                                                  APRIL 18, 1999

                                     BYLAWS
                                       OF
                           COMPAQ COMPUTER CORPORATION

                               ARTICLE I - OFFICES

     SECTION 1.1.   Registered Office.  The registered office of the Corporation
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in  the  State  of  Delaware  shall  be in the City of Wilmington, County of New
Castle, and the name of its registered agent shall be The Corporation Trust Company.

     SECTION  1.2.   Other  Offices.  The  Corporation  may also have offices at
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such  other places both within and without the State of Delaware as the Board of
Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

     SECTION  2.1.   Place  of  Meeting.  All  meetings of stockholders shall be
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held  at such place, either within or without the State of Delaware, as shall be designated  from  time  to  time  by  the  Board  of  Directors.

     SECTION  2.2.   Annual Meeting.  The annual meeting of stockholders for the
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election of directors shall be held at such date and time as shall be designated from  time  to  time  by  the  Board  of  Directors.

     SECTION  2.3.   Special Meeting.  Special meetings of the stockholders, for
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any  purpose  or  purposes, unless otherwise prescribed by the General Corporate
Law of the State of Delaware as the same may be amended from time to time ("Delaware Law") or the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), may be called by the Board of Directors. The Board of Directors shall fix the time and place, either within or without the State of Delaware, for such meeting and shall state the purpose of such meeting.

     SECTION  2.4.   Notice  of  Meeting.  Unless otherwise provided by Delaware
                     -------------------
Law, written notice of any meeting of stockholders, stating the time, place and purpose, shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.

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     SECTION  2.5.   Quorum.  The holders of a majority of the shares of capital
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stock  entitled  to  vote  at  the  meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders except as otherwise provided by Delaware Law. The holders of a majority of the shares of capital stock present in person or represented by proxy and entitled to vote, whether or not a quorum is present, shall have power to adjourn the meeting from time to time.

     SECTION  2.6.   Voting.  Directors  shall  be elected by a plurality of the
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votes  of  the  shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall decide any other question brought before such meeting, unless the question is one upon which, by express provision of Delaware Law, a different vote is required, in which case such express provision shall govern such question.

     SECTION 2.7.   Consent of Stockholders.  Any action required to be taken at
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any  annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and shall be delivered to the Corporation as required by Delaware Law. The record date for a consent in writing shall be established in accordance with Section 2.8 of these bylaws.
Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION  2.8.   Fixing  Record  Date for Action By Consent of Stockholders.
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In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If the Board of Directors shall fail to establish a record date in a timely manner and prior action by the Board of Directors is not required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as required by Delaware Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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     SECTION  2.9.   Nomination of Directors.  Only persons who are nominated in
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accordance  with  the  procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. For any nomination to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice of the nomination in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, if the date of the meeting is more than 30 days before or after such anniversary date, not less than 90 days prior to the date of such meeting; provided, however, that in the event that public disclosure of the date of the meeting is made less than 100 days before the date of the meeting, notice by the stockholder must be received not later than the close of business on the 10th day following such public disclosure. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books of such stockholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between each such stockholder and any nominee or any other person or persons (naming such person or persons) in connection with or relating to the making of the nomination or nominations to serve on the Board of Directors if elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the Chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures prescribed by this Section, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Section.

     SECTION  2.10.   Notice  of  Business.  At any meeting of the stockholders,
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only  such  business  shall  be  conducted as shall have been brought before the

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meeting  (a)  by  or  at  the  direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or if the date of the meeting is more than 30 days before or after such anniversary date, not less than 90 days prior to the date of such meeting; provided, however, that in the event that public disclosure of the date of the meeting is made less than 100 days before the date of the meeting, notice by the stockholder must be received not later than the close of business on the 10th day following such public disclosure). Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section. If the Chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the provisions of this Section, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Section.

                        ARTICLE III - BOARD OF DIRECTORS

     SECTION  3.1.   Powers.  The  business and affairs of the Corporation shall
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be  managed  by  or  under  the  direction  of  its Board of Directors except as otherwise  provided  by  Delaware  Law  or  the  Certificate  of  Incorporation.

     SECTION  3.2.   Number,  Election,  and Term.  The number of directors that
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shall  constitute  the whole Board of Directors shall be not less than seven and not more than twelve.  Such number of directors shall from time to time be fixed
by resolution of the Board of Directors.   The directors shall be elected at the
annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify or his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation.

     SECTION  3.3.   Vacancies,  Additional  Directors, Removal From Office.  If
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any  vacancy  occurs  on  the Board of Directors caused by death, resignation or removal  from office of any director or otherwise, or if any new directorship is

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created  by an increase in the authorized number of directors, a majority of the directors then in office or the sole remaining director may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be elected and shall qualify or his earlier death, resignation or removal.

     SECTION  3.4.  Chairman  of  the  Board.  The  Board  of  Directors may, by
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resolution  passed by a majority of the whole Board of Directors, appoint one of its members to serve as Chairman of the Board and one or more of its members to serve as a Vice Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors of the Corporation. The Chairman shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, any Vice Chairman designated by the Board of Directors shall perform the duties and exercise the powers of the Chairman of the Board and in the absence of a Vice Chairman, the President shall perform such duties and exercise such powers.

     SECTION  3.5.   Regular  Meeting.  A  regular  meeting  of  the  Board  of
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Directors  shall  be  held each year, without notice other than these bylaws, at the place of, and immediately following, the annual meeting of stockholders, and other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     SECTION  3.6.   Special  Meeting.  A  special  meeting  of  the  Board  of
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Directors  may  be  called  by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the two directors so requesting, any such meeting shall fix the time and place, either within or without the State of Delaware, for such meeting.

     SECTION  3.7.   Notice  of  Special  Meeting.  Written  notice  of  special
                     ----------------------------
meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.8.   Quorum.  A majority of the Board of Directors then in office
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shall  constitute a quorum for the transaction of business at any meeting of the
Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware Law or the Certificate of Incorporation. The directors present at any meeting of the Board

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of  Directors,  whether or not a quorum is present, may adjourn the meeting from time to time, without notice other than announcement at the meeting. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

     SECTION 3.9.   Action Without Meeting.  Any action required or permitted to
                    ----------------------
be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent to the action in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.10.   Telephonic Meetings.  Members of the Board of Directors, or
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any  committee  of  the  Board of Directors, may participate in a meeting of the
Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION  3.11.   Compensation.  The Board of Directors shall have authority
                      ------------
to fix the compensation of directors, including fees and reimbursement of expenses.

     SECTION 3.12.   Committees of Directors.  There shall be an Audit Committee
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and  a  Human  Resources Committee, each of which shall consist of not less than three independent directors of the Corporation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more directors of the Corporation. To the extent provided in the resolution and subject to limitations under Delaware Law, any such committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

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                              ARTICLE IV - OFFICERS

     SECTION  4.1.   Principal  Officers.  The  principal  officers  of  the
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Corporation  shall  be  a  President and one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President). The Board of Directors may establish an Office of the Chief Executive, composed of such persons as named by the Board, to hold the power and authority of the President. The Corporation may also have such other principal officers, which may include a Chief Financial Officer, as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person. None of the officers need be a director, and none of the officers need be a stockholder of the Corporation.

     SECTION  4.2.   Election and Term of Office.  The principal officers of the
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Corporation  shall  be  elected  annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each such principal officer shall hold office until his successor shall have been chosen and shall have qualified or until his earlier death, resignation or removal.

     SECTION  4.3.   Other  Officers.  In  addition  to  the  principal officers
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enumerated  in Section 4.1, the Corporation may have one or more other officers, which may include staff or division officers, as the Board of Directors may elect or the President shall in his discretion appoint. Each such other officer shall hold office for such period and have such title and responsibilities as the Board of Directors or the President shall determine and may be removed in accordance with Section 4.4.

     SECTION  4.4.   Removal  and Resignation.  Any officer elected by the Board
                     ------------------------
of Directors or appointed by the President may be removed at any time with or without cause by the Board of Directors. Any officer appointed by the President may be removed at any time with or without cause by the President. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation.

     SECTION 4.5.   Vacancies.  Any vacancy occurring in any principal office of
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the  Corporation  by  death, resignation, removal or otherwise, may be filled by the  Board  of  Directors  for  the  unexpired  portion  of  the  term.

     SECTION  4.6.   Salaries.  The  salaries  of  all principal officers of the
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Corporation  shall  be  fixed  by  the  Board  of  Directors  or pursuant to its direction and the salaries of all other officers shall be fixed by the President or pursuant to his direction and reviewed by the Board of Directors or a committee of the Board of Directors. No officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION  4.7.   President.  The  President  shall  be  the  chief executive
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officer  of  the  Corporation  and,  subject  to  the  control  of  the Board of
Directors, shall in general supervise and control the business and affairs of the Corporation. The President shall preside at all meetings of the

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stockholders  and,  in  the  absence  of  the  Chairman of the Board or any Vice
Chairman, shall preside at all meetings of the Board of Directors. He may also preside at any such meeting attended by the Chairman of the Board (or a Vice Chairman) if he is so designated by the Chairman (or a Vice Chairman). He or any officer designated by him may attend, vote at and grant proxies to be used at any meeting of stockholders of any other corporation in which this Corporation may hold stock. In general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 4.8.   Vice Presidents.  In the absence of the President, or in the
                    ---------------
event of his inability or refusal to act, any Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

     SECTION  4.9.   Secretary.  The Secretary shall (a) keep the minutes of the
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meetings of the stockholders, the Board of Directors and committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) have general charge of the stock transfer books of the Corporation; and (e) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                              ARTICLE V - DIVIDENDS

     SECTION  5.1.   Declaration.  Subject  to limitations contained in Delaware
                     -----------
Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

                          ARTICLE VI - INDEMNIFICATION

     SECTION  6.1.   Third  Party  Actions.  The Corporation shall indemnify any
                     ---------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, nominee for director nominated by the Board of Directors (a "nominee"), officer or employee of the corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement

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actually  and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION  6.2.   Actions  by  or  in  the  Right  of  the  Corporation.  The
                     -----------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, nominee, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION  6.3.   Determination  of  Conduct.  The  determination  that  a
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director, nominee or officer met the applicable standard of conduct set forth in
Sections 6.1 and 6.2 (unless indemnification is ordered by a court) shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding (the "Disinterested Directors"), even though less than a quorum, or (2) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The determination that an employee met the applicable standard of conduct set forth in Sections 6.1 and 6.2 (unless indemnification is ordered by a court) shall be made by the President, or any other officer or employee designated by the Board of Directors, or any of the persons identified in clauses (1) - (4) of the preceding sentence.

     SECTION  6.4.   Payment  of  Expenses  in  Advance.  Expenses  (including
                     ----------------------------------
attorneys' fees) incurred in defending any civil, criminal or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, nominee, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

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     SECTION  6.5.   Definition.  For  purposes  of  this Article, references to
                     ----------
"the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, nominees, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 6.6.   Indemnity Not Exclusive.  The indemnification or advancement
                    -----------------------
of expenses provided under this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding anything in this Article to the contrary, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that he is or was a director, nominee, officer or employee of the Corporation, or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law.

     SECTION  6.7.   Continuation.  The  indemnification  and  advancement  of
                     ------------
expenses provided by, or granted pursuant to, this Article for acts occurring at the time such director, nominee, officer or employee was a director, nominee, officer or employee of the Corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, nominee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           ARTICLE VII - MISCELLANEOUS

     SECTION  7.1.   Seal.  The  corporate  seal  shall have inscribed on it the
                     ----
name of the Corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile of the seal to be impressed or affixed or otherwise reproduced.

     SECTION  7.2.   Books. The books of the Corporation may be kept (subject to
                     -----
any provision contained in Delaware Law) outside the State of Delaware at the offices of the Corporation at Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.

     SECTION  7.3.  Shareholder  Rights Plans. A shareholder rights plan adopted
                    -------------------------
by the Board of Directors of the Corporation shall be submitted to the stockholders for approval at the next stockholders' annual meeting occurring more than 75 days after such adoption. Any plan adopted shall be effective immediately upon adoption but shall be terminated if not approved by the holders of a majority of the shares voting on such matter. If this bylaw is amended or rescinded by the Board of Directors, then notwithstanding anything in these bylaws to the contrary, holders of 10% of the outstanding shares of common stock of the Corporation may by notice to the Secretary of the Corporation require the Secretary to call a special meeting of stockholders to be held on a date not less than 90 days nor more than 120 days after the receipt of such notice by the Secretary, for the sole purpose of voting on a proposal to repeal such action taken by the Board of Directors. Such notice shall be deemed to meet the requirements of Section 2.10 of these bylaws.


                            ARTICLE VIII - AMENDMENT

     These bylaws may be amended or repealed, or new bylaws may be adopted, by the stockholders entitled to vote on the matter at any annual or special meeting or by the Board of Directors.

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